SECURITIES AND EXCHANGE COMMISSSION
                                WASHINGTON, D.C.


                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 7, 1999.


                              THE GILLETTE COMPANY
               (Exact name of registrant as specified in charter)


                            DELAWARE 1-922 04-1366970
         (State or other jurisdiction of incorporation) (Commission file number) (I.R.S. employer identification number)

             Prudential Tower Building, Boston, Massachusetts 02199
                                   (Address of
                     principal executive offices) (Zip Code)


       Registrant's telephone number including area code: (617) 421-7000.

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Item 5.         Other events.

     On April 5, 1999, The Gillette Company announced that its expected first quarter results would be about one cent below Wall Street's expectations.

Item 7.         Financial Statements and Exhibits.

99.1 Press release issued by The Gillette Company on April 5, 1999.



SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


THE GILLETTE COMPANY

By:     CHARLES W. CRAMB
        Charles W. Cramb